 Filed pursuant to Rule 424(b)(3)
 Registration No. 333-275507
PROSPECTUS
39,266,980 Shares
Common Stock Offered by the Selling Stockholders

This prospectus relates to the proposed resale from time to time of up to 39,266,980 shares, or the Shares, of our common stock, par value $0.0001 per share, or the common stock, by the selling stockholders named herein, together with any additional selling stockholders listed in a prospectus supplement (together with any of such stockholders’ transferees, pledgees, donees or successors), which consist of (i) 10,652,543 shares of our common stock held by the selling stockholders and (ii) 28,614,437 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants, or the Pre-Funded Warrants, to purchase shares of our common stock held by certain of the selling stockholders. We will not receive any proceeds from the sale of the shares offered by this prospectus, except the exercise price of $0.0001 per share of any of the Pre-Funded Warrants exercised for cash.
The selling stockholders acquired the Shares in a private placement transaction that closed on November 1, 2023, or the Private Placement. We are filing this Registration Statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations with the selling stockholders to provide for the resale by the selling stockholders of the Shares. See “Selling Stockholders” beginning on page 10 of this prospectus for more information about the selling stockholders. The registration of the Shares to which this prospectus relates does not require the selling stockholders to sell any of their Shares, including any shares of common stock issuable upon the exercise of Pre-Funded Warrants.
We are not offering any Shares under this prospectus and will not receive any proceeds from the sale or other disposition of the Shares covered hereby; however, we will receive proceeds from the exercise of the Pre-Funded Warrants. See “Use of Proceeds” beginning on page 9 of this prospectus.
The selling stockholders may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all selling commissions applicable to the sales of Shares and all fees and expenses of legal counsel for the selling stockholders, subject to certain specified exceptions. We will bear all other costs, expenses and fees in connection with the registration of the Shares. See the section titled “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of its Shares.
Our common stock is listed on The Nasdaq Capital Market under the trading symbol “VYNE.” On November 21, 2023, the closing price of our common stock was $4.00 per share.

Investing in shares of our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 22, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, the selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”
This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before deciding to invest in any shares being offered.
Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or any free writing prospectus that we have authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “the company,” “VYNE” and “VYNE Therapeutics,” and similar designations, except where the context requires otherwise, refer collectively to VYNE Therapeutics Inc., a Delaware corporation, together with its consolidated subsidiaries.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed in the section titled “Risk Factors” and under similar headings in our filings with the SEC which are incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.
Company Overview
We are a clinical-stage biopharmaceutical company focused on developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions.
In August 2021, we entered into a transaction with Tay Therapeutics Limited (formerly known as In4Derm Limited, or Tay) providing us with exclusive worldwide rights to research, develop and commercialize products containing bromodomain and extra-terminal domain, or BET, inhibitors for the treatment of any disease, disorder or condition in humans. Through our access to this library of new chemical BET inhibitor compounds, we plan to develop product candidates for a diverse set of indications. Based on preclinical data generated to date, we have chosen to focus our initial efforts for this platform on select therapeutic areas in immuno-inflammatory disease.
Our lead program is VYN201, a locally administered pan-BD BET inhibitor designed as a “soft” drug to address diseases involving multiple, diverse inflammatory cell signaling pathways while providing low systemic exposure. To date, VYN201 has produced consistent reductions in pro-inflammatory and disease-related biomarkers, improvements in disease severity and a demonstrated local activity through several preclinical models. In November 2022, we initiated a Phase 1a/b clinical trial evaluating a topical formulation of VYN201 for the treatment of nonsegmental vitiligo. In February 2023, we announced positive preliminary safety and tolerability data from the Phase 1a portion of the trial. In addition, in March 2023, we announced positive pharmacokinetic and hematology data from the Phase 1a trial. The first nonsegmental vitiligo patient was dosed in the Phase 1b portion of the trial in January 2023, and on October 30, 2023, we announced positive data from the Phase 1b trial noting that significant clinical improvement in facial vitiligo area scoring index (F-VASI) was observed in the 1% and 2% cohorts of participating subjects after 16 weeks of treatment. We have initiated Phase 2b preparatory activities and expect to advance VYN201 into a longer duration Phase 2b trial to evaluate optimal dosing and peak efficacy in patients with active and stable nonsegmental vitiligo in the first half of 2024, with top-line results expected in mid-2025.
Our second program is VYN202, an oral small molecule BD2-selective BET inhibitor. VYN202 is in preclinical development for the treatment of immuno-inflammatory indications, and has been designed to achieve class-leading selectivity (BD2 vs. BD1), maximum potency on BD2 and optimal oral bioavailability. By maximizing BD2 selectivity, we believe VYN202 has the potential to be a more conveniently-administered non-biologic treatment option for both acute control and chronic management of immuno-inflammatory indications, where the damaging effects of unrestricted inflammatory signaling activity is common. We expect to submit our IND for VYN202 by year-end 2023 and commence a first-in-human Phase 1a single ascending dose/multiple ascending dose trial in the first quarter of 2024. Upon successful completion of the Phase 1a study, we expect to initiate Phase 1b trials in moderate-to-severe plaque psoriasis and in moderate-to-severe adult-onset rheumatoid arthritis in the second half of 2024, with top-line results expected in mid-2025.
We intend to advance our product candidates through the clinic toward regulatory approval, and may also partner with leading pharmaceutical companies to expand and accelerate the development of our programs and explore therapeutic areas outside of our core focus in immunology to maximize the value of our pipeline.
Private Placement
On October 27, 2023, we entered into a securities purchase agreement, or the Purchase Agreement, with certain institutional and other accredited investors, or the Purchasers, pursuant to which we agreed to sell and issue to the Purchasers in the Private Placement (i) 10,652,543 shares of our common stock and (ii) with respect to certain Purchasers, the Pre-Funded Warrants to purchase 28,614,437 shares of common stock in lieu of shares of common stock. The purchase price per share of common stock was $2.245 per share, or the Purchase Price, and the purchase price for the Pre-Funded Warrants was the Purchase Price minus $0.0001 per Pre-Funded Warrant. We received gross proceeds of $88.2 million from the Private Placement, before deducting fees to the placement agent and offering expenses payable by us. The closing of the Private Placement occurred on November 1, 2023.
The Pre-Funded Warrants have a per share exercise price of $0.0001, subject to proportional adjustments in the event of stock splits or combinations or similar events. The Pre-Funded Warrants will not expire until exercised in full. The Pre-Funded Warrants may not be exercised if the aggregate number of shares of common stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 60 days’ notice to us, but not to any percentage in excess of 19.99%.
The Shares were not initially registered under the Securities Act of 1933, as amended, or the Securities Act. Based in part upon the representations of the Purchasers in the Purchase Agreement, we relied on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. Each of the Purchasers represented in the Purchase Agreement that it was an “accredited investor” as defined in Regulation D of the Securities Act and that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.
On October 27, 2023, we also entered into a registration rights agreement with the Purchasers, or the Registration Rights Agreement, pursuant to which we agreed to prepare and file, by November 26, 2023, or the Filing Deadline, one or more registration statements with the SEC to register for resale the Shares, and to cause the applicable registration statements to become effective within a specified period after the Filing Deadline, or the Effectiveness Deadline.
In the event (i) the registration statement has not been filed by the Filing Deadline or has not been declared effective by the SEC by the Effectiveness Deadline, subject to certain limited exceptions, or (ii) sales of all the registrable securities required to be included on such registration statement cannot be made for more than ten consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period pursuant to such registration statement, we have agreed to make pro rata payments to each Purchaser as liquidated damages in an amount equal to 1.0% of the Purchaser’s aggregate amount invested by such Purchaser for the registrable securities until such event is cured, subject to certain caps set forth in the Registration Rights Agreement.
We granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted us customary indemnification rights in connection with the registration statement.
The registration statement of which this prospectus is a part relates to the offer and resale of the Shares issued to the Purchasers pursuant to the Purchase Agreement, including the shares of our common stock issuable upon the exercise of outstanding pre-funded warrants. When we refer to the selling stockholders in this prospectus, we are referring to the Purchasers and, as applicable, any donees, pledgees, assignees, transferees or other successors-in-interest selling the Shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.
Following the closing of the Private Placement, as of November 3, 2023, we had 13,957,324 shares of common stock outstanding.
Risks Associated with Our Business
Our business is subject to numerous risks and uncertainties that you should be aware of in making an investment decision with respect to our common stock. These risks include, but are not limited to, the following:
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Our business is substantially dependent on the successful development of our BET inhibitor product candidates.

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We may encounter delays in enrolling patients and successfully completing clinical trials for our product candidates, and may even be prevented from commencing such trials due to factors that are largely beyond our control.

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Clinical drug development is very expensive, time-consuming and uncertain. Our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates, which could prevent or delay regulatory approval and commercialization.

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New chemical entities may require more time and resources for development, testing and regulatory approval.

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Our clinical trials may fail to demonstrate the safety and efficacy of our product candidates, or serious adverse or unacceptable side effects may be identified during the development of our product candidates, which could result in the abandonment or limitation of the development of our product candidates or prevent or delay our ability to pursue strategic alternatives for our product candidates.

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Results obtained in non-clinical studies and completed clinical trials may not predict success in later clinical trials.

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Topline and preliminary data from our clinical trials that we announce or publish from time to time may change as additional data become available and are subject to audit and verification procedures that could result in material changes in the final data.

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We have a limited history as a clinical-stage biopharmaceutical company developing product candidates for immuno-inflammatory conditions, which may make it difficult to assess our future viability.

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We may spend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

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We are subject to various risks and uncertainties, including litigation, arising out of the completed divestiture of our commercial business.

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We have not obtained regulatory approvals to market our other pipeline product candidates, and we may be delayed in obtaining or fail to obtain such regulatory approvals and to commercialize these product candidates.

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Intellectual property rights that we seek to protect our product candidates, including patent applications, may not be granted, may be narrowed, held to be invalid or unenforceable.

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Our intellectual property rights may be challenged by third parties.

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Our failure to develop and market additional product candidates or successfully out-license, sell or partner any of our product candidates could impair our ability to grow our business. We may engage in strategic partnering transactions, which could impact our liquidity, increase our expenses and present significant distractions to our management.

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We may decide not to continue developing any of our product candidates at any time during development or of any of our products after approval, which would reduce or eliminate our potential return on investment for those product candidates or products.

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We are subject to various U.S. federal, state, local and foreign health care fraud and abuse laws, including anti-kickback, self-referral, false claims and fraud laws, health information privacy and security, and transparency laws, and any violations by us of such laws could result in substantial penalties or other consequences including criminal sanctions, civil penalties, contractual damages, reputational harm, and diminished profits and future earnings. Additionally, any challenge to or investigation into our practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm our business.

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Legislative or regulatory healthcare reforms in the United States may make it more difficult and costly for us to obtain regulatory clearance or approval of our product candidates and to produce, market, and distribute our products after clearance or approval is obtained.

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The trading price of the shares of our common stock is volatile, and stockholders could incur substantial losses.

Company Information
We were incorporated in October 2011 as a Delaware corporation under the name Tigercat Pharma, Inc. We changed our name to VYNE Therapeutics Inc. in September 2020, following the merger between Foamix Pharmaceuticals Ltd. and Menlo Therapeutics Inc. in March 2020.
Our principal executive offices are located at 685 Route 202/206 N., Suite 301, Bridgewater, New Jersey 08807 and our telephone number is (800) 775-7936. Our website address is www.vynetherapeutics.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus. We have included our website in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:
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reduced obligations with respect to financial data, including only being required to present two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

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an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

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reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

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exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

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an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We may take advantage of these provisions until we cease to be an emerging growth company on December 31, 2023. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests. Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
We are also a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, or the Exchange Act, meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company on December 31, 2023, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended.

THE OFFERING
Common Stock Offered by the Selling Stockholders
39,266,980 Shares (consisting of 10,652,543 outstanding shares of our common stock and 28,614,437 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants).
Use of Proceeds
The selling stockholders will receive all of the proceeds from the sale of the Shares hereunder. Accordingly, we will not receive any of the proceeds from the sale of the Shares in this offering; however, we will receive nominal proceeds from any cash exercise of the Pre-Funded Warrants. See “Use of Proceeds.”
Risk Factors
An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference in the section titled “Risk Factors” and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.
Nasdaq Capital Market
Symbol
Our common stock is listed on The Nasdaq Capital Market under the symbol “VYNE.”

RISK FACTORS
An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections titled “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.
Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:
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our ability to successfully execute our business strategy, including our ability to successfully develop our BET inhibitor platform for immuno-inflammatory conditions;

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our ability to enroll patients and successfully complete, and receive favorable results in, clinical trials for our product candidates;

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the timing of commencement of future preclinical studies and clinical trials;

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our pursuit of, and ability to successfully identify and execute, strategic transactions;

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estimates of our expenses, capital requirements, our needs for additional financing and our ability to obtain additional capital on acceptable terms or at all;

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the potential market size of treatments for any diseases and market adoption of our products, if approved or cleared for commercial use, by physicians and patients;

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risks and uncertainties arising out of the completed divestiture of our commercial business;

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disruptions related to macroeconomic conditions on our ability to initiate and retain patients in our clinical trials and progress preclinical studies and the ability of our suppliers to manufacture and provide materials for our product candidates;

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our ability to create or in-license intellectual property and the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and programs, including the projected terms of patent protection;

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the regulatory approval process for our product candidates, including any delay or failure in obtaining requisite approvals;

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developments and projections relating to our competitors and the markets in which we compete, including competing drugs and therapies, particularly if we are unable to receive exclusivity;

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our ability to comply with various regulations applicable to our business;

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our ability to successfully challenge intellectual property claimed by others or otherwise protect our intellectual property;

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our intentions and our ability to establish collaborations or obtain additional funding;

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our ability to attract and retain key scientific or management personnel;

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our defense of any future litigation that may be initiated against us;

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our expectations regarding licensing, business transactions and strategic operations;

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our future financial performance and liquidity; and

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other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings we make with the SEC.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,”

“predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
You should refer to the “Risk Factors” section below and contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS
The selling stockholders will receive all of the proceeds from the sale of the Shares hereunder. Accordingly, we will not receive any of the proceeds from the sale of the Shares in this offering; however, we will receive nominal proceeds from any cash exercise of the Pre-Funded Warrants.

SELLING STOCKHOLDERS
We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 39,266,980 shares of our common stock for their own account, consisting of (i) up to 10,652,543 shares of common stock issued to the selling stockholders and (ii) 28,614,437 shares of common stock issuable to certain of the selling stockholders upon the exercise of the Pre-Funded Warrants pursuant to the Purchase Agreement, without giving effect to any beneficial ownership limitation contained in any Pre-Funded Warrant. For additional information regarding the issuances of those shares of our common stock and the Pre-Funded Warrants, see “Prospectus Summary — Private Placement” above.
We are registering the offer and sale of the Shares to satisfy certain registration obligations that we granted the selling stockholders in connection with the purchase of the Shares pursuant to the Registration Rights Agreement. Under the terms of the Purchase Agreement, we agreed to prepare and file one or more registration statements with the SEC within 30 calendar days of the date of the Registration Rights Agreement to register the resale of the Shares by the selling stockholders, and to use our best efforts to cause the applicable registration statements to become effective by the Effectiveness Deadline. We also agreed to use our best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations or current public information requirements by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.
The Pre-Funded Warrants may not be exercised if the aggregate number of shares of common stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 60 days’ notice to us, but not to any percentage in excess of 19.99%.
The following table sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of November 3, 2023. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each selling stockholder named in the table below has sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
The number of shares of common stock beneficially owned by each selling stockholder as of November 3, 2023 includes (i) all shares of our common stock purchased by such selling stockholder in the Private Placement and (ii) all shares of common stock issuable upon the exercise of Pre-Funded Warrants purchased by such selling stockholder in the Private Placement, giving effect to any beneficial ownership limitation contained in any Pre-Funded Warrant. The number of shares of common stock that may be offered under this prospectus, includes (x) all shares of our common stock purchased by such selling stockholder in the Private Placement and (y) all shares of our common stock underlying Pre-Funded Warrants purchased by such selling stockholder in the Private Placement without giving effect to the beneficial ownership limitation. The number of shares of common stock beneficially owned by each selling stockholder following the offering assumes all of the Shares covered hereby are sold and such stockholder does not acquire beneficial ownership of any additional shares of common stock.
The percentage of shares owned before and after the offering are based on 13,957,324 shares of our common stock outstanding as of November 3, 2023, which includes the outstanding shares of common stock offered by this prospectus but does not include any shares of common stock offered by this prospectus that are issuable pursuant to the Pre-Funded Warrants, and assumes the selling stockholders dispose of all of the Shares covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of the Shares does not necessarily mean that the selling stockholders will sell all or any portion of the Shares covered by this prospectus.
The selling stockholders may sell some, all or none of the Shares offered by this prospectus from time to time. We do not know how long the selling stockholders will hold the Shares covered hereby before selling them and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any Shares.
As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Shares in any non-sale transfer after the date of this prospectus.
Except as otherwise noted below, the address for persons listed in the table is c/o VYNE Therapeutics Inc., 685 Route 202/206 N., Suite 301 Bridgewater, New Jersey 08807.
	Beneficial Ownership Prior to this Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus(2)	Beneficial Ownership After this Offering(1)
Name of Selling Stockholder	Number of Shares	Percentage of Outstanding Common Stock		Number of Shares	Percentage of Outstanding Common Stock
Eventide Healthcare Innovation Fund I LP(3)	1,394,336	9.99%	6,681,749	—	—
Cormorant Global Healthcare Master Fund, LP(4)	1,394,336	9.99%	4,454,479	—	—
AI Biotechnology LLC(5)	1,394,336	9.99%	8,909,033	—	—
Citadel CEMF Investments Ltd.(6)	1,181,088	8.46%	1,181,088	—	—
Soleus Capital Master Fund, L.P.(7)	890,868	6.38%	890,868	—	—
Entities affiliated with Baker Bros. Advisors LP(8)	696,470	4.99%	6,681,813	—	—
Entities affiliated with Acorn Bioventures(9)	696,470	4.99%	3,118,147	—	—
Delaware Street Capital Master Fund, L.P.(10)	696,470	4.99%	2,227,244	115,000	*
Entities affiliated with Parkman(11)	696,470	4.99%	1,781,785	—	—
Entities affiliated with LifeSci Ventures(12)	696,467	4.99%	1,336,321	—	—
AlphaCentric LifeSci Healthcare Fund(13)	668,151	4.79%	668,151	—	—
Lytton-Kambara Foundation(14)	455,374	3.26%	445,434	9,940	*
Micro Cap Partners, L.P.(15)	445,434	3.19%	445,434	—	—
Worldwide Healthcare Partners LLC(16)	445,434	3.19%	445,434	—	—

*
Represents beneficial ownership of less than 1%

(1)
Assumes each selling stockholder sells the maximum number of shares of our common stock possible in this offering.

(2)
Represents all of the shares of our common stock that the selling stockholders may offer and sell from time to time under this prospectus without giving effect to the beneficial ownership limitation in the Pre-Funded Warrants.

(3)
“Beneficial Ownership Prior to this Offering” consists of 1,394,336 shares of common stock issued in the Private Placement to Eventide Healthcare Innovation Fund I LP, or Eventide LP. Such amount does not include 5,287,413 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by Eventide LP in the Private Placement because they are subject to limitations on exercisability if such exercise would result in entities affiliated with Eventide beneficially owning more than 9.99% of our common stock then issued and outstanding after giving effect to such exercise. Eventide Healthcare Innovation GP LLC, or Eventide GP, is the General Partner of Eventide LP. Eventide Asset Management, LLC, or EAM, is the Managing Member of Eventide GP. Robin John is the chief executive officer of EAM. Finny Kuruvilla and Kyle Rasbach are members of Eventide LP’s investment committee. By virtue of the foregoing, each of Mr. John, EAM and Eventide GP may be deemed to have, and Mr. Kuruvilla and Mr. Rasbach may be deemed to share, voting and investment power over the Shares held by Eventide LP. The business address of each of Eventide LP, Eventide GP, EAM, Mr. John, Mr. Kuruvilla and Mr. Rasbach is Eventide Healthcare Innovation Fund I LP c/o Eventide Asset Management, LLC, 1 International Place, Suite 4210, Boston, MA 02110.

(4)
“Beneficial Ownership Prior to this Offering” consists of 1,394,336 shares of common stock issued in the Private Placement to Cormorant Global Healthcare Master Fund, LP, or Cormorant LP. Such amount does not include 3,060,143 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by Cormorant LP in the Private Placement because they are subject to limitations on exercisability if such exercise would result in entities affiliated with Cormorant LP beneficially owning more than 9.99% of our common stock then issued and outstanding after giving effect to such exercise. Cormorant Global Healthcare GP, LLC, or Cormorant GP, serves as the General Partner of Cormorant LP. Cormorant Asset Management, LP serves as the investment manager to Cormorant LP. Bihua Chen serves as the Managing Member of Cormorant GP and the General Partner of Cormorant Asset Management, LP, or, together with Cormorant LP the Cormorant Entities. By virtue of the foregoing, each of Bihua Chen and the Cormorant Entities may be deemed to have voting and investment power over the Shares held by Cormorant LP. The business address of each of Bihua Chen and the Cormorant Entities is 200 Clarendon St., 52nd Floor, Boston, Massachusetts 02116.

(5)
“Beneficial Ownership Prior to this Offering” consists of (i) 1,116,585 shares of common stock issued in the Private Placement to AI Biotechnology LLC and (ii) 277,751 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by AI Biotechnology LLC in the Private Placement. Such amount does not include 7,514,697 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by AI Biotechnology LLC in the Private Placement because they are subject to limitations on exercisability if such exercise would result in entities affiliated with AI Biotechnology LLC beneficially owning more than 9.99% of our common stock then issued and outstanding after giving effect to such exercise. Access Industries Holdings LLC, or AIH, directly controls all of the outstanding voting interest in AI Biotechnology LLC. Access Industries Management, LLC, or AIM, controls AIH. Len Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIH. By virtue of the foregoing, each of Len Blavatnik, AIM and AIH may be deemed to have voting and investment power over the Shares held by AI Biotechnology LLC. The business address of each of AI Biotechnology LLC, AIM, AIH and Len Blavatnik is c/o Access Industries, Inc. 40 West 57th Street, 28th Floor, New York, NY 10019.

(6)
“Beneficial Ownership Prior to this Offering” consists of 1,181,088 shares of common stock issued to Citadel CEMF Investments Ltd. in the Private Placement. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP is the sole member of Citadel Advisors LLC. Citadel GP LLC is the General Partner of Citadel Advisors Holdings LP. Kenneth Griffin owns a controlling interest in Citadel GP LLC. Mr. Griffin, as the owner of a controlling interest in Citadel GP LLC, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by Citadel CEMF Investments Ltd. This disclosure shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The business address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(7)
“Beneficial Ownership Prior to this Offering” consists of 890,868 shares of common stock issued to Soleus Capital Master Fund, L.P., or Soleus Master Fund, in the Private Placement. Soleus Capital, LLC, or Soleus Capital, is the sole General Partner of Soleus Master Fund and thus holds voting and dispositive power over the shares held by Soleus Master Fund. Soleus Capital Group, LLC, or SCG, is the sole Managing Member of Soleus Capital. Guy Levy is the sole Managing Member of SCG. By virtue of the foregoing, each of Soleus Capital, SCG and Guy Levy may be deemed to have voting and investment power over the Shares held by Soleus Master Fund. The business address of each of Soleus Master Fund, Soleus Capital, SCG and Guy Levy is 104 Field Point Road, 2nd Floor, Greenwich, CT 06830.

(8)
“Beneficial Ownership Prior to this Offering” consists of (i) 55,010 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by 667, L.P., or 667, in the Private Placement and (ii) 641,460 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by Baker Brothers Life Sciences, L.P., or BBLS, in the Private Placement, assuming proportionate exercise of the Pre-Funded Warrants. Such amount does not include (i) 472,748 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by 667 in the Private Placement and (ii) 5,512,595 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by BBLS in the Private Placement because they are subject to limitations on exercisability if such exercise would result in entities affiliated with the holder beneficially owning more than 4.99% of our common stock then issued and outstanding after giving effect to such exercise. Baker Bros. Advisors LP, or BBA, is the management company and investment adviser to 667 and BBLS and has sole voting and investment power over the Shares held by 667 and BBLS. Baker Bros. Advisors (GP) LLC, or BBA-GP, is the sole General Partner of BBA. Julian C. Baker and Felix J. Baker are managing members of BBA-GP. BBA-GP, Felix J. Baker, Julian C. Baker and BBA may be deemed to be beneficial owners of the Shares directly held by BBLS and 667. Julian C. Baker, Felix J. Baker, BBA, and BBA-GP disclaim beneficial ownership of all Shares held by BBLS and 667, except to the extent of their indirect pecuniary interest therein. The business address of each of 667, BBLS, BBA, BBA-GP, Julian C. Baker and Felix J. Baker is 860 Washington St., 3rd Floor, New York, NY 10014.
(9)
“Beneficial Ownership Prior to this Offering” consists of (i) 292,517 shares of common stock issued to Acorn Bioventures, L.P., or Acorn LP, in the Private Placement, (ii) 403,953 shares of common stock issued to Acorn Bioventures 2, L.P., or Acorn 2 LP, in the Private Placement. Such amount does not include (i) 1,017,105 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by Acorn LP in the Private Placement and (ii) 1,404,572 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by Acorn 2 LP in the Private Placement because they are subject to limitations on exercisability if such exercise would result in entities affiliated with the holder beneficially owning more than 4.99% of our common stock then issued and outstanding after giving effect to such exercise. Acorn Capital Advisors, GP, LLC, or Acorn GP, and Acorn Capital Advisors GP2, LLC, or Acorn 2 GP, are the sole General Partners of Acorn LP and Acorn 2 LP, respectively. Anders Hove is the manager of Acorn GP and Acorn 2 GP. By virtue of the foregoing, Anders Hove may be deemed to have voting and investment power over the Shares held by Acorn LP or Acorn 2 LP. The business address of each of Acorn LP, Acorn 2 LP, Acorn GP, Acorn 2 GP and Anders Hove is 420 Lexington Avenue, Suite 2626, New York, NY 10170.

(10)
“Beneficial Ownership Prior to this Offering” consists of (i) 581,470 shares of common stock issued to Delaware Street Capital Master Fund, L.P., or Delaware Fund, in the Private Placement and (ii) 115,000 shares of common stock held by Delaware Fund prior to the Private Placement. Such amount does not include 1,645,774 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by Delaware Fund in the Private Placement because they are subject to limitations on exercisability if such exercise would result in entities affiliated with Delaware Fund beneficially owning more than 4.99% of our common stock then issued and outstanding after giving effect to such exercise. DSC Advisors, L.P., or DSCA, is investment manager of Delaware Fund and DSC Managers, L.L.C., or DSCM, is General Partner of Delaware Fund. DSC Advisors, L.L.C., or DSCA LLC, is General Partner of DSCA. Andrew G. Bluhm is the principal of DSCA LLC. By virtue of the foregoing, each of DSCA, DSCM, DSCA LLC and Mr. Bluhm may be deemed to have voting and investment power over the Shares held by Delaware Fund. The business address of each of Delaware Fund, DSCA, DSCM, DSCA LLC and Mr. Bluhm is 900 North Michigan, Suite 1600, Chicago, IL 60611.

(11)
“Beneficial Ownership Prior to this Offering” consists of 696,470 shares of common stock issued to entities affiliated with Parkman Healthcare Partners LLC, or Parkman, in the Private Placement. Such amount does not include 1,085,315 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by entities affiliated with Parkman in the Private Placement because they are subject to limitations on exercisability if such exercise would result in entities affiliated with the holder beneficially owning more than 4.99% of our common stock then issued and outstanding after giving effect to such exercise. Gregory Martinez has voting and investment power over the Shares held by entities affiliated with Parkman. The business address of each of Mr. Martinez and the entities affiliate with Parkman is 700 Canal Street, 2nd Floor, Stamford, CT 06902.

(12)
“Beneficial Ownership Prior to this Offering” consists of (i) 232,156 shares of common stock issued to LifeSci Venture Partners II, LP, or LifeSci II, in the Private Placement, and (ii) 464,311 shares of common stock issued to LifeSci Venture Partners III, LP, or LifeSci III, in the Private Placement. Such amount does not include (i) 213,285 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by LifeSci II in the Private Placement and (ii) 426,569 shares of common stock issuable upon the exercise of Pre-Funded Warrants purchased by LifeSci III in the Private Placement because they are subject to limitations on exercisability if such exercise would result in entities affiliated with the holder beneficially owning more than 4.99% of our common stock then issued and outstanding after giving effect to such exercise. Paul Yook as Managing Member of LifeSci II and LifeSci III has voting and investment power over the Shares held by each of LifeSci II and LifeSci III. The business address of each of LifeSci II, LifeSci III and Mr. Yook is 250 West 55th Street, 34th Floor, New York, NY 10019.
(13)
“Beneficial Ownership Prior to this Offering” consists of 668,151 shares of common stock issued to AlphaCentric LifeSci Healthcare Fund, or AlphaCentric, in the Private Placement. Dr. Mark Charest is the Portfolio Manager of AlphaCentric and has voting and investment power over the Shares held by AlphaCentric. The business address of AlphaCentric and Dr. Charest is 36 N. New York Avenue Fl 3, Huntington, NY 11743.

(14)
“Beneficial Ownership Prior to this Offering” consists of (i) 445,434 shares of common stock issued to Lytton-Kambara Foundation, or LKF, in the Private Placement and (ii) 9,940 shares of common stock purchased by LKF immediately following the Private Placement. Laurence Lytton, President of LKF, has voting and investment power over the Shares held by LKF. The business address of LKF and Mr. Lytton is 467 Central Park West 17-A, New York, NY 10025.

(15)
“Beneficial Ownership Prior to this Offering” consists of 445,434 shares of common stock issued to Micro Cap Partners, L.P., or Micro Cap, in the Private Placement. PAI LLC is the General Partner of Micro Cap, Palo Alto Investors LP, or PAI LP, is the Investment Adviser to Micro Cap, and Dr. Anthony Joonkyoo Yun, MD and Dr. Patrick Lee, MD are co-managers of PAI LLC. By virtue of the foregoing, each of PAI LLC, PAI LP, Dr. Yun and Dr. Lee may be deemed to have voting and investment power over the Shares held by Micro Cap. The business address of Micro Cap, PAI LLC, PAI LP, Dr. Yun and Dr. Lee is 470 University Avenue, Palo Alto, CA 94301.

(16)
“Beneficial Ownership Prior to this Offering” consists of 445,434 shares of common stock issued to Worldwide Healthcare Partners LLC, or WHP, in the Private Placement. Samuel D. Isaly, Managing Member of WHP, has voting and investment power over the Shares held by WHP. The business address of each of WHP and Mr. Isaly is 330 Madison Avenue, Suite 3010, New York, NY 10017.

Relationships with Selling Stockholders
Each of the selling stockholders has not had any material relationship with the registrant or any of its predecessors or affiliates, within the past three years, except as hereinafter described. As discussed in greater detail above under the section titled “Prospectus Summary — Private Placement,” in October 2023, we entered into the Purchase Agreement with the selling stockholders, pursuant to which we sold and issued shares of our common stock and Pre-Funded Warrants to purchase our common stock. We also entered into the Registration Rights Agreement with the selling stockholders, pursuant to which we agreed to prepare and file, by the Filing Deadline, one or more registration statements with the SEC to register for resale the common stock issued under the Purchase Agreement and the shares of common stock issuable upon exercise of the Pre-Funded Warrants issued pursuant to the Purchase Agreement, and to cause the applicable registration statements to become effective by the Effectiveness Deadline.

PLAN OF DISTRIBUTION
Each selling stockholder of the securities and any of their pledgees, assignees, donees, transferees or other successors-in-interest, each, a Selling Stockholder, and collectively, the Selling Stockholders, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
to or through underwriters;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through the distribution of the securities by any Selling Stockholder to its partners, members or stockholders;

•
directly to one or more purchasers;

•
through delayed delivery requirements;

•
by pledge to secured debts and other obligations or any transfer upon the foreclosure under such pledges; a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders also may transfer the securities in other circumstances in which the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
Cooley LLP, Reston, Virginia, will pass upon the validity of the shares of common stock offered hereby.
EXPERTS
The consolidated financial statements of VYNE Therapeutics Inc. as of and for the year ended December 31, 2022 incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
The financial statements as of December 31, 2021 and for the year ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC.
Copies of certain information filed by us with the SEC are also available on our website at www.vynetherapeutics.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38356. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 14, 2023;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 11, 2023, August 14, 2023 and November 13, 2023, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 12, 2023, January 17, 2023, February 10, 2023, February 28, 2023, May 1, 2023 and October 30, 2023 (each to the extent the information in such reports is filed and not furnished); and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 19, 2018, including any amendments or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 14, 2023.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
VYNE Therapeutics Inc.
Attn: Corporate Secretary
685 Route 202/206 N., Suite 301
Bridgewater, New Jersey 08807
(800) 775-7936
Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

39,266,980 Shares
Common Stock

PROSPECTUS